EX-3.9

                                 LOAN AGREEMENT
                                   APRIL 2004

This Loan Agreement ("Agreement") is made and entered into to be effective upon execution by and among Utix Group, Inc., a Delaware Corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 (the "Borrower"), Borrower's wholly-owned subsidiary Corporate Sports Incentives, Inc., a New Hampshire corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 ("Corporate Sports"), as grantor of a security interest, and the lenders who are signatories hereto, each with an address as set forth opposite their names on SCHEDULE A attached hereto (each a "Lender" and collectively, the "Lenders").

          WHEREAS, each Lender has agreed to lend to Borrower the Loan (as defined hereinafter) pursuant to the terms of this Agreement and the Note (as defined hereinafter).

          NOW THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows

     1. LOAN AGREEMENT. Borrower hereby agrees to borrow from each Lender, and each Lender hereby agrees to lend to Borrower on the date hereof, the amount set forth opposite each Lender's name in SCHEDULE A attached hereto, subject to the terms and conditions set forth hereunder and in the note that is substantially in the form attached hereto as EXHIBIT A (the "Note"), in an aggregate amount of up to Five Hundred Fifty Thousand Dollars ($550,000) (the "Loan"). The minimum Loan amount for each Lender shall be $25,000.

          a. FUNDING. The Loan will be funded within ten (10) business days of execution of this Agreement. Each Lender shall either issue a certified check made payable to "Utix Group, Inc." or wire their respective Loan amount in immediately-available funds to Borrower's account at Cambridge Savings Bank.

     2.   TERMS.

          a. INTEREST RATE. The Loan shall bear interest at a rate of ten percent (10%) per annum. Interest shall be paid semi-annually, commencing on August 31, 2004 and on each February 28 and August 31 thereafter until the principal amount and all accrued but unpaid interest has been paid.

          b. MATURITY. The Loan shall mature on the earlier of (i) December 31, 2004, (ii) the occurrence of an Event of Default (as defined in the Note) in accordance with the procedures set forth in the Note or (iii) the receipt by the Borrower of net proceeds in excess of $3,500,000 from any debt or equity financing completed prior to December 31, 2004 (the "Maturity Date").

          c. PREPAYMENT. The Loan may be prepaid by the Borrower at any time. If a prepayment occurs, the Lender will be entitled to a prepayment premium (the "Prepayment Premium") equal to 5% of the Loan amount. In the event the Borrower receives net proceeds in excess of $3.5 million from any debt or equity financing while the Loan is outstanding, the Loan shall (1) mature as set forth in Section 2(b) above and (2) be entitled to the Prepayment Premium, which shall be paid within fifteen (15) days of receiving the proceeds from such financing.

          d. SECURITY. The Loan shall be secured (the "Security Interest") by a second priority security interest in all of the assets of the Borrower and Corporate Sports, including those acquired after the date hereof but excluding selective receivable financing on bundled retail products (the "Collateral"). The Borrower, Corporate Sports and the Lenders shall enter into a security agreement that is substantially in the form attached hereto as EXHIBIT B (the "Security Agreement").

     3. REPRESENTATIONS. As applicable, each of Borrower and Corporate Sports represents and warrants to the Lenders as follows:

          a. GOOD STANDING. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, duly authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business. Corporate Sports is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Hampshire, duly authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business.

          b. CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement, to borrow the funds, to execute and deliver the Notes, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement. Corporate Sports has full power and authority to enter into this Agreement, to grant a security interest, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement.

          c. BINDING AGREEMENT. This Agreement and the Notes, when issued and delivered pursuant hereto for value received, shall constitute, the legal, valid, and binding obligation of the Borrower in accordance with its terms subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors. This Agreement shall constitute the legal, valid, and binding obligation of Corporate Sports in accordance with its terms, subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

          d. COLLATERAL. Borrower has, and will have upon acquisition, good and marketable title to the Collateral. Corporate Sports has, and will have upon acquisition, good and marketable title to the Collateral. Borrower and Corporate Sports shall not in any way further encumber the Collateral from the day and year first written above until all of the obligations created hereby are fully satisfied. Borrower and Corporate Sports shall assist and cooperate with Lender in filing the requisite Uniform Commercial Code financing statements with respect to the Collateral.

     4. AFFIRMATIVE COVENANTS. Until the payment in full of the Loan and performance of all obligations of the Borrower and Corporate Sports hereunder, unless otherwise indicated, each of the Borrower and Corporate Sports shall:

          a. TAXES. Pay and discharge all taxes, assessments, and governmental charges upon it, its incomes, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes shall be contested in good faith and by appropriate proceedings by the Borrower or Corporate Sports, as applicable.

          b. INSURANCE. Maintain insurance with insurance companies acceptable to the Lender on such properties, in such amounts and against such risks as is customarily maintained by similar businesses operating within the same industry.

          c. MAINTENANCE. Maintain, preserve, and keep the Collateral in good repair and working order and condition.

          d. NOTICE OF CLAIMS. Notify Lender of any claims made or legal processes instituted against the properties or other assets of Borrower or Corporate Sports, as applicable, within fifteen (15) days of Borrower becoming aware of the existence of such claim or legal process. Agree to diligently work to resolve, in an efficient and cost effective manner, such claims.

     5. NEGATIVE COVENANTS. Until payment in full of the Loan and the performance of all other obligations of the Borrower and Corporate Sports hereunder, each of the Borrower and Corporate Sports shall not, except with the prior written consent of the majority (51%) of the
          Lenders:

          a. Make loans or advances to a person, firm or corporation, except loans or advances made in the ordinary course of business.

          b. Issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety, or otherwise, for any debt or obligation of any other person, firm, or corporation beyond the $550,000 Loan amount stated in this Agreement, selective receivable financing and any bridge financing related to raising approximately $3.5 million of debt or equity financing.

     6. EVENTS OF DEFAULT. The amounts due hereunder shall become immediately due and payable in full upon the occurrence of any one or more of the following events of default (the "Events of Default").

          a. Default in the payment of the principal and unpaid accrued interest of the Loan when due and payable, whether at maturity or otherwise, that is not cured within 10 days; or

          b. Failure of a representation of Borrower or Corporate Sports to be true that is not cured within 30 days; or

          c. Failure of Borrower or Corporate Sports to observe or perform any material term, covenant, or agreement contained in this Agreement that is not cured within 30 days, or the dissolution, termination of existence, or business failure of the Borrower or Corporate Sports; or

          d. The institution by the Borrower or Corporate Sports of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower or Corporate Sports, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Borrower or Corporate Sports in furtherance of any such action; or

          e. If, within sixty (60) days after the commencement of an action against the Borrower or Corporate Sports (and service of process in connection therewith on the Borrower or Corporate Sports) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or Corporate Sports, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Borrower or Corporate Sports, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty
               (60) days after the appointment without the consent or acquiescence of the Borrower or Corporate Sports of any trustee, receiver or liquidator of the Borrower or Corporate Sports, as applicable, or of all or any substantial part of the properties of the Borrower or Corporate Sports, as applicable, such appointment shall not have been vacated; or

          f. The cessation of Borrower's or Corporate Sports' business for more than thirty (30) days.

     7. ASSIGNMENT. No portion of the Loan shall be assignable to a third party without the express written consent of the Borrower.

     8.   MISCELLANEOUS

          a. This Agreement constitutes the entire agreement between the Borrower, the Corporate Sports and the Lenders. No delay or failure on the part of any Lender in the exercise of any power or right shall operate as a waiver thereof nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the rights and remedies of Lenders are cumulative to and not exclusive of remedies which they would otherwise have. No waiver, consent or modification, or amendment of this Agreement shall be effective as against the Lenders unless the same is in writing and signed by the holders of at least a majority of the face amount of all then outstanding Notes issued pursuant to this Agreement. No such amendment, modification, wavier or consent shall extend to or affect any obligation or right except to the extent expressly provided for therein. All computations and determinations of the assets and liabilities of Borrower or Corporate Sports for the purpose of this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, except as may be otherwise specifically provided herein. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed to the parties at the respective addresses of the parties as set forth herein . Any party hereto may by notice so given change its address for future notice hereunder.

          b. Borrower agrees to pay and reimburse Lender for all expenses and damages paid or incurred by Lender, including court costs and reasonable attorney's fees, arising out of a default hereunder and/or the collection of the Loan or any other liability, or in preserving or protecting the right of

               Lender hereunder or with respect to any collateral or security for the Loan or other liabilities, including all of the foregoing incurred in any bankruptcy arrangement or reorganization proceeding involving Borrower. Any or all indebtedness owing by Lender to Borrower may at any time without notice or demand be offset and applied to any indebtedness or liability of Borrower to Lender, whether or not the due.

          c. This Agreement shall be binding upon Borrower and Corporate Sports and their respective successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder or holders of the Notes or any interest therein.

          d. Borrower herby expressly waives any presentment, demand, protest or other notice of any kind.

     9. GOVERNING LAW. The laws of the State of New York shall govern this Agreement.

     10. SURVIVABILITY. Should any portion of this Agreement be voided by a court of competent jurisdiction, all remaining clauses in the Agreement shall remain in full force and effect.

Executed on the day and year below written. This Agreement may be executed in any number of counterparts, each constituting an original, but altogether one agreement. A facsimile or other copy of this Agreement shall be considered as having the same effect and be equivalent to an original signed document.


Utix Group, Inc.

By:
   --------------------------------
   Name:  Anthony G. Roth
   Title: President and CEO

Date:
     ------------------------------


Corporate Sports Incentives, Inc.

By:
   --------------------------------
   Name:  Anthony G. Roth
   Title: President and CEO

Date:
     ------------------------------

LENDERS:


By:
   --------------------------------
   Name:
   SS#:

Date:
     ------------------------------

                                   SCHEDULE A
                                   ----------

LENDERS                       ADDRESS                                LOAN AMOUNT
-------                       -------                                -----------

Stephen A. Weiss              c/o Gersten, Savage, Kaplowitz,        $25,000
                              Wolf & Marcus, LLP
                              101 E. 52 Street, 9th Floor
                              New York, NY 10022

Charles Lieppe                528 Palm Way                           $25,000
                              Gulf Stream, FL 33483

Roth Financial Group                                                 $200,000

Steven Apesos                 5 Foxwood Cove                         $25,000
                              Holliston, MA 01746

Jay Kaplowitz                 c/o Gersten, Savage, Kaplowitz,        $25,000
                              Wolf & Marcus, LLP
                              101 E. 52 Street, 9th Floor
                              New York, NY 10022

                                    EXHIBIT A

                                      NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) UTIX GROUP, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO UTIX GROUP, INC. THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.



No. _____                                                             $_________


                                UTIX GROUP, INC.

                      SECURED SUBORDINATED PROMISSORY NOTE


                                                                  April __, 2004

       UTIX GROUP, INC., a Delaware corporation (the "Company") with an address at 170 Cambridge Street, Burlington, MA 01803-2933, for value received hereby promises to pay to _____________________________________ (the "Holder"), or its
registered assigns, the sum of ______________ Dollars ($_______), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) December 31, 2004, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below), or (iii) the receipt by the Company of net proceeds to the extent that the same shall be in excess of $3,500,000 from any debt or equity financing completed prior to December 31, 2004 (the "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the Loan Agreement between the Company, Corporate Sports Incentives, Inc., a New Hampshire corporation, as grantor of a security interest ("Corporate Sports"), and the Lenders who are signatories thereto, dated April 2004, as the same may from time to time be amended, modified or supplemented (the "Loan Agreement"). The holder of this
Note is subject to certain restrictions set forth in the Loan Agreement and shall be entitled to certain rights and privileges set forth in the Loan Agreement. This Note is one of the Notes referred to as the "Notes" in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

       The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

       1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

              (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

              (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

       2. INTEREST. Commencing on August 31, 2004, and on each February 28 and August 31 thereafter until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the rate of ten percent (10%) per annum (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable.

       3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable.

              (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable, whether at maturity or otherwise, that is not cured within 10 days;

              (ii) Failure of a representation of the Company or Corporate Sports in the Loan Agreement to be true that is not cured within 30 days;

              (iii) Failure of the Company or Corporate Sports to observe or perform any material term, covenant, or agreement contained in the Loan Agreement that is not cured within 30 days, or the dissolution, termination of existence, or business failure of the Company or Corporate Sports;

              (iv) The institution by the Company or Corporate Sports of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or Corporate Sports, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or Corporate Sports in furtherance of any such action; or

              (v) If, within sixty (60) days after the commencement of an action against the Company or Corporate Sports (and service of process in connection therewith on the Company or Corporate Sports) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or Corporate Sports, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company or Corporate Sports, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or Corporate Sports of any trustee, receiver or liquidator of the Company or Corporate Sports, as applicable, of all or any substantial part of the properties of the Company or Corporate Sports, as applicable, such appointment shall not have been vacated; or

              (vi)   The  cessation  of  the  Company's  or  Corporate   Sports'
       business for more than thirty (30) days.

       4. SECURITY. The Note shall be secured (the "Security Interest") by a second priority security interest in all of the assets of the Company and Corporate Sports, including those acquired after the date hereof but excluding selective receivable financing on bundled retail products (the "Collateral"). The Company, Corporate Sports and the Lenders shall enter into a security agreement of even date herewith (the "Security Agreement").

       5. PREPAYMENT. The Note may be prepaid by the Company at any time. If a prepayment occurs, the Lender will be entitled to a prepayment premium (the "Prepayment Premium") equal to 5% of the Note amount. In the event the Company receives net proceeds in excess of $3.5 million from any debt or equity financing while the Note is outstanding, the Note shall (1) mature as set forth above and (2) be entitled to the Prepayment Premium, which shall be paid within fifteen (15) days of receiving the proceeds from such financing.

       6.     ASSIGNMENT.  Subject to the restrictions on transfer  described in
Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

       7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

       8. TRANSFER OF THIS NOTE. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel reasonably acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

       9. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

       10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

       11. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

       IN WITNESS WHEREOF, the Company has caused this Note to be issued this _____ day of April, 2004.

                                        UTIX GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT B

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT


       AGREEMENT made the ____ day of April, 2004, by and among UTIX GROUP, INC., a Delaware corporation (the "Company"), CORPORATE SPORTS INCENTIVES, INC., a New Hampshire corporation and wholly-owned subsidiary of the Company ("Corporate Sports"), and the undersigned lenders (the "Lenders") pursuant to a loan agreement by and among the Company, Corporate Sports and the Lenders, dated April 2004 (the "Loan").

                              W I T N E S S E T H:
                              - - - - - - - - - -

       1. GRANT OF SECURITY INTEREST. To secure the payment of indebtedness to the Lenders evidenced by the 10% Secured Subordinated Promissory Notes of even date herewith in the aggregate principal amount of up to Five Hundred Fifty Thousand Dollars ($550,000) (the "Notes"), it being understood and agreed to by all parties hereto that all obligations under the Notes or hereunder are subject to the final determination of a court of competent jurisdiction, the Company hereby grants and conveys to each of the Lenders a continuing security interest in and to all property and assets of the Company and its subsidiaries (as hereinafter used, "Debtor" shall be deemed to include the Company and all of its subsidiaries) of every kind and description, whether now existing or hereafter acquired, produced or created, including without limitation:

              (a) all accounts receivable, chattel paper, instruments, stock certificates, notes, drafts, acceptances and other forms of instruments or obligations, now or hereafter owing to the Debtor, whether arising from the sale of goods or rendition of services by the Debtor; all of the Debtor's rights in, to and under all purchase orders, now or hereafter received by the Debtor for goods or services, and all monies due or to become due to the Debtor under all contracts for the sale of goods or the performance of services by the Debtor (whether or not yet earned by performance), or in connection with any other transaction (including, without limitation, the right to receive the proceeds of said purchase orders and contracts), and all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing; all equipment and fixtures; all motor vehicles; all general intangibles; all documents (all of the foregoing hereinafter referred to collectively as the "Collateral").

              (b) Subject in its entirety to the prior payment in full by the Company of the outstanding notes payable to the lenders (the "July Lenders") who are signatories to the loan agreement, dated July 2003, between Corporate Sports and the July Lenders in the aggregate amount of Four Hundred Seventy Thousand Dollars ($470,000) (the "July Loan"), which was assumed by the Company pursuant to the Share Exchange Agreement, dated October 31, 2003, by and among the Company, Corporate Sports, Joel Pensley, as the principal stockholder of the Company, and the stockholders of Corporate Sports (referred to hereinafter as the "Prior Encumbrances").

       2.     COVENANTS OF DEBTOR.  The Debtor  covenants and agrees as follows:

              (a) The lien granted by the Debtor to the Lenders in the Collateral is a first priority security interest, subject to the prior interest represented by the Prior Encumbrances referred to in Section 1(b) hereinabove. There are no other mortgages, pledges, liens, security interests, claims, encumbrances or changes of any kind ("Encumbrances") on any of the property of the Debtor, with the exception of the Prior Encumbrances referred to in Section 1(b) hereinabove, and the Debtor shall not intentionally grant any Encumbrances without the Lenders' written consent;

              (b) To pay and perform all of the obligations secured by this Agreement according to their terms;

              (c) To defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral the Debtor hereby represents is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments, with the exception of the Prior Encumbrances referred to in Section 1(b) hereinabove;

              (d) To keep the Collateral, at the Debtor's expense, in good repair and condition (reasonable wear and tear excepted);

              (e) To retain possession of the Collateral at its current locations, and not to remove, sell, exchange, assign, loan, deliver, lease, license, mortgage or otherwise dispose of same (other than inventory sold or receivables collected or cash disbursements made in the ordinary course of business so long as an Event of Default (as defined in the Notes) has not occurred and is not continuing hereunder) without the prior written consent of the Lenders;

              (f) To keep the Collateral free and clear of all further liens, charges and encumbrances;

              (g) To pay all taxes, assessments and license fees relating to the Collateral except as same may be contested by the Debtor in good faith by proper proceedings and providing adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

              (h)    To  keep  the  Collateral  and  records   relating  to  the
Collateral available for inspection by the Lenders at all reasonable times;

              (i) To keep the Collateral fully insured against loss by fire, theft and other casualties. The Debtor shall give immediate written notice to the Lenders and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers; and

              (j) To comply with the material terms and conditions of any leases covering the premises wherein the Collateral is located and any material orders, ordinances, laws or statutes applicable to the Debtor of any city, state or governmental department having jurisdiction with respect to such premises or the conduct of business thereon, if the failure to comply therewith results in the termination of any such lease or the inability of the Debtor to operate its business thereon.

       3. FINANCING STATEMENTS. The Debtor agrees to execute and deliver such documents, including UCC-1 Financing Statements, as shall reasonably be requested by the Lenders to perfect the security interest in the Collateral granted herein to the Lenders.

       4.     EVENTS OF DEFAULT AND REMEDIES.

              (a) The following shall constitute an "Event of Default" by the Debtor hereunder:

                     (1) An Event of Default (as defined therein) shall occur under the Note, after giving effect to all notice provisions and cure periods provided for therein;

                     (2) Failure by the Debtor to comply with or perform any provision of this Agreement, PROVIDED, however, that with respect to a failure by the Debtor to comply with any of the provisions of Section 2(c), (e), (i) and
(j) of this Agreement, such failure is not remedied within thirty (30) days after the Debtor's receipt of written notice of same;

                     (3) Any representation of Debtor set forth herein shall have been false or misleading in any material respect; or

                     (4) Subjection of any of the Collateral to levy of execution or other judicial process, which is not released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or stay, as the case may be.

              (b) Upon any default by the Debtor hereunder, the Lenders shall have all the rights, remedies and privileges with respect to repossession, retention and sale of any or all of the Collateral of the Debtor and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code, as from time to time in effect in the State of New York (the "Uniform Commercial Code").

              (c) Upon any default by the Debtor hereunder and upon demand of the Lenders, the Debtor shall assemble the Collateral and make it available to the Lenders at the place and at the time designated in the demand.

              (d) If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor's part to be performed, the Lenders may perform same for the Debtor's accounts and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness to the Lenders secured hereby.

       6. LIABILITY FOR DEFICIENCY. The Debtor shall remain liable for any deficiency under the Notes resulting from a sale of the Collateral and shall pay any such deficiency forthwith on demand.

       7. WAIVER. Waiver of or acquiescence in any default by the Debtor, or failure of the Lenders to insist upon strict performance by the Debtor of any warranties or covenants in this Agreement, shall not constitute a waiver of any subsequent or other default or failure.

       8. NOTICES. All notices to any party hereof shall be in writing and shall be sufficiently given at the time of delivery if delivered to such party in person, by Federal Express or similar receipted delivery, or on the fifth
(5th) business day after mailing if mailed, postage prepaid, by certified mail, return receipt requested, addressed to such party at his address herein set forth or to such other address as he, by notice to the others, may designate from time to time.

       9.     CAPTIONS.   The  captions  are  inserted   only  as  a  matter  of
convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

       10. SUCCESSORS AND ASSIGNS. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

       11. GENDER AND NUMBER. The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

       12. MODIFICATION OF AGREEMENT. This Agreement may not be changed orally.

       13. GOVERNING LAW. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Debtor (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (2) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Debtor further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

       14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or counterparts thereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as signatories.

       IN WITNESS WHEREOF, the parties have signed this agreement on the day and year first above written.

DEBTOR:


UTIX GROUP, INC.

By:
       ----------------------------
Name:
       ----------------------------
Title:
       ----------------------------


CORPORATE SPORTS INCENTIVES, INC.

By:
       ----------------------------
Name:
       ----------------------------
Title:
       ----------------------------


LENDER:

By:
       ----------------------------
Name:
       ----------------------------
Title:
       ----------------------------